SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  May 27, 1999
                                ----------------



                           SPARTA SURGICAL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                  1-11047                 22-2870438
   ---------------------------     ---------------        ------------------
  (State or other jurisdiction    (Commission File           (IRS Employer
      of incorporation)                Number)            Identification No.)



                              Bernal Corporate Park
                           7068 Koll Center Parkway,
                              Pleasanton, CA 94566
                -------------------------------------------------
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 417-8812
                                                            -------------

                                 Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS
        ------------

     On May 15, 1999, the Company and its wholly owned subsidiary, Sparta Western Medical, Inc. signed a binding Asset Purchase Agreement to acquire substantially all of the tangible assets, goodwill and business operations of Western Medical Services, Inc. Subject to certain conditions, the Company anticipates the transaction will be completed in the beginning of the second quarter ending August 31, 1999. For its most recent fiscal year ended October 31, 1999, Western Medical recorded net sales of approximately $55 million.

     The purchase price is $4,500,000, which shall consist of (i) $3,250,000, payable under an installment note at an interest rate of 7% per annum, (ii) $1,250,000 payable in the form of a 3 year note.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SPARTA SURGICAL CORPORATION
                                     (Registrant)



                                     By:  /s/  Thomas F. Reiner
                                         --------------------------------------
                                         Thomas F. Reiner, Chairman of
                                          the Board, President & CEO


Dated:  May 27, 1999